                                    EXHIBIT I

                           IONIC FUEL TECHNOLOGY, INC.

                    COMPUTATION OF NET LOSS PER COMMON SHARE

                                                THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                      MARCH 31                              MARCH 31
                                                2001           2000                   2001           2000
                                           -----------------------------         -----------------------------
Net loss                                   $    (289,001)    $  (262,317)        $    (747,273)      $(799,966)
                                            ============       =========          ============         =======

Average common shares
   outstanding                                22,518,796      14,361,421            20,873,581      12,301,871
                                              ==========      ==========            ==========      ==========

Net loss per common share                   $      (0.01)    $     (0.02)          $      (0.04)      $  (0.07)
                                                    ====            ====                   ====           ====